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                                                                     EXHIBIT 5.1

                                KIRKLAND & ELLIS
                Partnerships Including Professional Corporations

                                Citicorp Center
                             153 East 53/rd/ Street
                         New York, New York 10022-4675
                                 (212) 446-4800

                                 June 15, 2000

First Security Bank, N.A.
79 South Main Street
Salt Lake City, UT 84111

          Re:  First Security Bank, N.A.
               First Security(R) Auto Owner Trust
               Amendment No. 1 to Registration Statement No. 333-36730
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          We have acted as special counsel to First Security Bank, N.A., a national banking association  (the "Bank"), in connection with the above-
                                    ----
mentioned Amendment No. 1 to Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "Registration Statement") in connection with the registration by
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the Bank of certain Asset Backed Notes (the "Notes") issued by First Security
                                             -----
(R)Auto Owner Trust (the "Trust") and to be sold from time to time in one or
                          -----
more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each, a "Prospectus Supplement") to the Prospectus
                                     ---------------------
(the "Prospectus") included in the Registration Statement.
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          As described in the Registration Statement, the Notes will be issued by a Trust. Each Trust will also issue Asset Backed Certificates which are not being offered by the Prospectus. Each Trust will be formed pursuant to a Certificate of Trust filed with the Secretary of State of Delaware.

          In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper, on (i) the form of Sale and Servicing Agreement, (ii) the form of Trust Agreement (including the form of Certificates included as an exhibit thereto), (iii) the form of Indenture (including the form of Notes included as an exhibit thereto), (iv) the form of the Underwriting Agreement to be executed by the Bank and the representative of the several underwriters (the "Underwriters) to be parties thereto (the
                               ------------
"Underwriting Agreement") and (v) copies of such other documents as we have
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deemed necessary for the expression of the opinion contained herein.

          Subject to the assumptions, qualifications, and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion after the Requisite Preliminary Actions
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First Security Bank, N.A.
June 15, 2000
Page 2

identified below have been taken, the Notes will have been validly issued and will be fully paid and non-assessable.

          The term "Requisite Preliminary Actions" means: (i) the approval by the Bank's Board of Directors of resolutions authorizing the Bank to execute and deliver the Underwriting Agreement, to take the actions necessary to obtain issuance of the Notes under each Indenture and to sell the Notes in accordance with the terms of the Underwriting Agreement and to take the other actions contemplated by each Indenture and the Underwriting Agreement; (ii) the issuance by any committee, group or executive of such authorization as may be required by the resolutions contemplated in clause (i) as requisite to any of the actions cited in clause (i); and (iii) the sale of the Notes by the Bank in accordance with the terms of the Underwriting Agreement and the payment to the Bank of the consideration for the Notes prescribed by the Underwriting Agreement.

          For purposes of this letter, once the Underwriters have paid for the Notes pursuant to the Underwriting Agreement, the Notes will be considered "fully paid and nonassessable."

          Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of our opinions, we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          We consent to the filing of both this letter and the letter filed as
Exhibit 8.1 of the Registration Statement as exhibits to the Registration Statement and to the reference to this firm under the caption titled "Legal Opinions" in the prospectus supplement and "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Kirkland & Ellis

                                             KIRKLAND & ELLIS